Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen North Carolina Dividend Advantage Municipal Fund

811-09461


The annual meeting of shareholders was held in the offices of Nuveen Investments on November 30, 2009; at this meeting the shareholders were asked to vote on the election of Board Members, the elimination of Fundamental Investment Policies and the approval of new Fundamental Investment Policies. The meeting was subsequently adjourned to January 12, 2010, March 23, 2010 and additionally adjourned to March 30, 2010.

Voting results are as follows:

 <c>Common and MuniPreferred shares voting
together as a class
 <c> MuniPreferred shares voting
 together as a class
To approve the elimination of the Funds
fundamental policy relating to investments
 in municipal securities and below
investment grade securities.


   For
               1,237,586
                       161
   Against
                    46,435
                           3
   Abstain
                    66,364
                          -
   Broker Non-Votes
                  220,586
                       180
      Total
               1,570,971
                       344



To approve the new fundamental policy
relating to investments in municipal
securities for the Fund.


   For
               1,255,314
                       161
   Against
                    43,410
                           3
   Abstain
                    51,661
                          -
   Broker Non-Votes
                  220,586
                       180
      Total
               1,570,971
                       344



Proxy materials are herein incorporated by reference to the SEC filing on October 22, 2009, under Conformed Submission Type DEF 14A, accession number 0000950123-09-052361.